EXHIBIT 10.1

CORINTHIAN COLLEGES, INC.

2004 NEW-HIRE AWARD PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) by and between CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Corporation”), and                              (the “Participant”) evidences the stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock:[1]		Award Date:

Exercise Price per Share:[1]	$	Expiration Date:[1,2]

Vesting[1,2] The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on the first anniversary of the Award Date. The remaining 75% of the total number of shares of Common Stock subject to the Option shall vest in three substantially equal installments on each of second, third and fourth anniversaries of the Award Date.

The Option is granted under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the “Plan”) and subject to the Terms and Conditions of Management Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option was approved by the Corporation’s Compensation Committee (the “Committee”) as an inducement material to the Participant’s entering into employment with the Corporation or one of its Subsidiaries. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms and the Plan.

“PARTICIPANT”	CORINTHIAN COLLEGES, INC., a Delaware corporation
By:

Signature	Its:

Print Name

[1]	Subject to adjustment under Section 6.3 of the Plan.
[2]	Subject to earlier termination as provided in Section 4 of the Terms.

CORINTHIAN COLLEGES, INC.

2004 NEW-HIRE AWARD PLAN

TERMS AND CONDITIONS OF MANAGEMENT STOCK OPTION

1. Vesting; Limits on Exercise.

As set forth on the cover page of this Option Agreement, the Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock subject to the Option. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100[1] shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Incentive Stock Option Status. The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code.

2. Continuance of Employment/Service Required; No Employment/Service Commitment.

Except as expressly provided in Section 4 below, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

3. Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of:

•	a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Committee may require from time to time,

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements) in shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Participant for at least six (6) months before the date of such exercise;

•	any written statements or agreements required pursuant to Section 6.4 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 6.5 of the Plan.

The Committee also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Committee.

4. Early Termination of Option; Change in Control Event.

4.1 General. The Option, to the extent not previously exercised, and all other rights hereunder, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Participant’s employment or services as provided in Section 6.2 of the Plan, or

•	the termination of the Option pursuant to Section 6.3 of the Plan.

4.2 Possible Acceleration upon Certain Terminations. Notwithstanding any other provision of this Option Agreement or of the Plan, if a Change in Control Event (as defined in the Plan) occurs and the Option does not accelerate and become fully vested in connection with such event as contemplated by Section 6.3.2 of the Plan, the Option shall automatically accelerate and become fully vested upon a termination of the Participant’s employment or services with the Corporation and its Subsidiaries if such termination of employment or services (a) is by the Corporation or a Subsidiary for any reason other than for Cause (as defined below) or by the Participant for Good Reason (as defined below), and (b) occurs in anticipation of (but in no event more than three months prior to) the date of the Change in Control Event or within two years following the date of the Change in Control Event. (In the event that the Participant’s employment occurs prior to the date of the Change in Control Event and it is subsequently determined that a Change in Control Event requires an acceleration of vesting pursuant to the preceding sentence, the Option shall be deemed to have been fully vested on the date that the Participant’s employment terminated.) The following definitions shall apply solely for purposes of this Section 4.2:

•	Cause. “Cause” means that the Participant has been convicted of a felony (other than drunk driving), or has engaged in gross misconduct materially and demonstrably injurious to the Corporation or a Subsidiary. However, no act or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation and its Subsidiaries.

•	Good Reason. “Good Reason” means that, without the Participant’s express written consent, the occurrence of any one or more of the following: (a) the assignment of the Participant to duties materially inconsistent with the Participant’s authorities, duties, responsibilities, and status (including titles and reporting requirements) as an employee of the Corporation or one of its Subsidiaries, or a material reduction or alteration in the nature or status of the Participant’s authorities, duties, or responsibilities, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Participant; (b) a reduction by the Corporation or a Subsidiary in the Participant’s base salary; (c) a material reduction in the Participant’s level of participation in any of the Company’s short and/or long-term incentive compensation plans, employee benefit or retirement plans, or policies, practices, or arrangements in which the Participant participates (provided, however, that reductions in the levels of participation in any such plan, policy, practice or arrangement shall not be deemed to be “Good Reason” if the Participant’s reduced level of participation in each such plan, policy, practice or arrangement remains substantially consistent with the average level of participation of other employees who have positions commensurate with the Participant’s position); or (d) the relocation of the Participant’s offices, as assigned to him by the Company, by more than fifty (50) miles.

5. Non-Transferability.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 1.8 of the Plan.

6. Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Employee, shall be deemed to have been duly given as of the date mailed in accordance with the foregoing provisions of this Section 6.

7. Plan.

The Option and all rights of the Participant under this Option Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof and of this Option Agreement. The Participant acknowledges reading and understanding the Plan and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

8. Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9. Governing Law; Limited Rights.

9.1. Delaware Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

9.2. Limited Rights. The Participant has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 6.7 of the Plan.

10. Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 6.3 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11. Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12. Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

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